   As filed with the Securities and Exchange Commission on January 28, 2002
                             Registration No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ______________________

                             BERKSHIRE HATHAWAY INC.
             (Exact name of Registrant as specified in its Charter)
                             ______________________

             Delaware                                         47-0813844
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                       Identification Number)
                                1440 Kiewit Plaza
                              Omaha, Nebraska 68131
                                 (402) 346-1400
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)
                             ______________________

                                 Marc D. Hamburg
                             Berkshire Hathaway Inc.
                                1440 Kiewit Plaza
                              Omaha, Nebraska 68131
                                 (402) 346-1400
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                             ______________________
                                   Copies To:
      Mary Ann Todd, Esq.                         G. William Speer, Esq.
   Munger, Tolles & Olson LLP             Powell, Goldstein, Frazer & Murphy LLP
     355 South Grand Avenue               191 Peachtree Street, N.E., 16th Floor
 Los Angeles, California 90071                      Atlanta, GA 30303
        (213) 683-9100                                (404) 572-6722
                             ______________________
     Approximate date of commencement of the proposed sale to public: From time to time after the effective date of this Registration Statement as determined by the selling shareholders on the basis of market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
            Title of Each                                        Proposed Maximum         Proposed Maximum             Amount of
         Class of Securities                Amount to be          Offering Price              Aggregate               Registration
           to be Registered                  Registered             Per Unit(1)           Offering Price(1)               Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value             4,505 shares            $73,700.00
    $5.00 per share                                                                        $349,372,291.00             $32,143.00
Class B Common Stock, par value             7,063 shares            $ 2,457.00
    $.1667 per share
====================================================================================================================================

(1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act and are based upon the average of the high and low prices for a share of Class A Common Stock and a share of Class B Common Stock, as applicable, of Berkshire Hathaway Inc. on the New York Stock Exchange Composite Tape on January 23, 2002.
                              _____________________
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                            BERKSHIRE HATHAWAY INC.

                     4,505 Shares of Class A Common Stock
                     7,063 Shares of Class B Common Stock

     This Prospectus relates to 4,505 shares of our Class A Common Stock and 7,063 shares of our Class B Common Stock. The shares covered by this prospectus are being offered by certain selling shareholders who acquired them in exchange for shares of common stock of Shaw Industries, Inc. owned by the selling shareholders.

     The selling shareholders may sell the shares from time to time in one or more transactions. The prices at which such shareholders may sell the shares will be determined by the prevailing market prices for the shares or in negotiated transactions. They may also sell the shares in one or more underwritten offerings. We will not receive any of the proceeds from the sale of the shares.

     The New York Stock Exchange lists both our Class A Common Stock, which trades under the symbol "BRK.A", and our Class B Common Stock, which trades under the symbol "BRK.B".

                                ---------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------
              The date of this prospectus is              , 2002.

  No one has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus or in a prospectus supplement, in connection with the offer made by this prospectus and any prospectus supplement. If given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create an implication that the information contained or incorporated by reference in this prospectus or any prospectus supplement is correct as of any time subsequent to their dates. This prospectus and any prospectus supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the shares in any jurisdiction in which such offer or solicitation may not lawfully be made.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Berkshire Hathaway Inc...............................................     3

Use of Proceeds......................................................     4

Selling Shareholders.................................................     4

Plan of Distribution.................................................     5

Legal Matters........................................................     6

Experts..............................................................     6

Where You Can Find More Information..................................     6

Incorporation of Certain Documents By Reference......................     6

                            BERKSHIRE HATHAWAY INC.

  We are a holding company which owns subsidiaries engaged in a number of diverse businesses. Our most important business is the property and casualty insurance business, which is conducted on both a direct and reinsurance basis through a number of subsidiaries. Included in this group of subsidiaries is GEICO Corporation, the sixth largest auto insurer in the United States, and General Re Corporation, one of the four largest reinsurers in the world.

  The investment portfolios of our insurance subsidiaries include meaningful equity ownership percentages of other publicly traded companies, including American Express Company, The Coca-Cola Company, The Gillette Company, The Washington Post Company and Wells Fargo & Company. Much information about these publicly owned companies is available, including information released from time to time by the companies themselves.

  Our non-insurance subsidiaries conduct a variety of other business activities, including:

     . the publication of a daily and Sunday newspaper in Western New York (Buffalo News)

     . the manufacture and sale of boxed chocolates and other confectionery products (See's Candies)

     . diversified manufacturing and distribution (managed by Scott Fetzer, and whose principal products are sold under the Kirby and Campbell Hausfeld brand names)

     . the retail sale of home furnishings (Nebraska Furniture Mart, R.C. Willey Home Furnishings, Star Furniture Company and Jordan's Furniture, Inc.)

     . the manufacture, import and distribution of footwear (H.H. Brown Shoe Company, Lowell Shoe, Inc., Dexter Shoe Company and Justin Brands)

     . the retail sale of fine jewelry (Borsheim's Jewelry, Helzberg's Diamond Shops and Ben Bridge Jeweler)

     . the providing of training to operators of aircraft and ships throughout the world (FlightSafety International)

     . the providing of fractional ownership programs for general aviation aircraft (Executive Jet)

     . the licensing and servicing of almost 6,000 Dairy Queen Stores (Dairy Queen)

     .  the rental of furniture and accessories (CORT Furniture Rental)

     . the manufacture of face brick and concrete masonry products (Acme Building Brands)

     .  the manufacture of architectural and industrial coatings (Benjamin
        Moore)

     .  the manufacture of insulation and building products (Johns Manville)

     .  the manufacture of carpet and rugs for residential and commercial use
        (Shaw)

     . the manufacture of steel connector products and development of design engineering software for the building components market (MiTek)

     .  the leasing of transportation equipment (XTRA)

  Operating decisions are made by the managers of the various businesses. Investment decisions and all other capital allocation decisions are made by Warren E. Buffett, in consultation with Charles T. Munger. Mr. Buffett is Chairman and Mr. Munger is Vice Chairman of our board of directors.

  Our executive offices are located at 1440 Kiewit Plaza, Omaha, Nebraska 68131, and our telephone number is (402) 346-1400.

                                USE OF PROCEEDS

  We will not receive any of the proceeds from the selling shareholders' sale of the shares.

                              SELLING SHAREHOLDERS

  We issued the shares offered by this prospectus to the selling shareholders in exchange for shares of common stock of Shaw Industries owned by the selling shareholders. When we use the term "selling shareholder," we are referring to each of these former Shaw Industries shareholders who exchanged their shares of Shaw Industries common stock for shares of our Class A Common Stock and/or Class B Common Stock. All of the selling shareholders who were employed by Shaw Industries prior to the share exchange currently hold the same office or position with Shaw Industries.

  Immediately following the exchange of our shares for shares of Shaw Industries, the selling shareholders held, in the aggregate, 4,505 shares of our Class A Common Stock (which is less than one percent of our outstanding Class A Common Stock) and 7,063 shares of our Class B Common Stock (which is less than one percent of our outstanding Class B Common Stock). We cannot estimate the number of shares that will be offered for sale pursuant to this prospectus because each of the selling shareholders can offer to sell all or just some of the shares they own. In addition, the offering may or may not be an underwritten offering on a firm commitment basis. For these same reasons, we are also unable to estimate the number of shares that will be held by each
selling shareholder upon termination of the offering.   For more information,
please read the "Plan of Distribution" section later in this prospectus.

  The following table sets forth each selling shareholder's beneficial ownership of our Class A Common Stock and Class B Common Stock as of the date of this prospectus.

                  Shareholder Name                                             Number of Shares
                  ----------------                                             ----------------
                                                            Class A Common Stock              Class B Common Stock
                                                            --------------------              --------------------
     Robert E. Shaw                                             1,990 shares                          9 shares
     Anna Sue Shaw                                                 19 shares                         11 shares
     Robert E. Shaw, Jr.                                           60 shares                               ---
     Susan S. Young                                               105 shares                               ---
     Thomas Tripp Shaw                                             60 shares                               ---
     Lewis Clayton Shaw                                           135 shares                               ---
     Anita Saul                                                     6 shares                         22 shares
     Robert E. Shaw, L.P.                                          30 shares                               ---
     Julian D. Saul Family Trust                                1,880 shares                         10 shares
     Anita Saul Family Trust                                       58 shares                         16 shares
     William C. Lusk, Jr.                                                ---                      2,700 shares
     Little Family Limited Partnership                                   ---                      1,010 shares
     Vance D. Bell                                                       ---                      1,010 shares
     Gerald R. Embry                                                     ---                        389 shares
     Gerald R. Embry GRAT Trust                                          ---                        337 shares
     Spright D. Holland                                                  ---                        211 shares

     Kenneth G. Jackson                                                  ---                        447 shares
     Jeffrey Todd Meadows                                                ---                        131 shares
     Percy D. Merritt                                                    ---                        463 shares
     Henry H. Long                                                       ---                        270 shares
     Julius C. Shaw, Jr.                                          162 shares                         27 shares

We will set forth other required information relating to any selling shareholder in a prospectus supplement as necessary.

                              PLAN OF DISTRIBUTION

  A selling shareholder may sell any or all of the shares which are the subject of this prospectus, from time to time, in one or more of the following ways:

     .  directly to purchasers,

     .  pursuant to Rule 144 under the Securities Act, where applicable,

     . on the New York Stock Exchange, through brokers or dealers, or otherwise, or

     . through one or more underwritten offerings, on a firm commitment or best efforts basis.

  The shares may be sold from time to time in one or more transactions at a fixed offering price (which may be changed), at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by a selling shareholder or by agreement between a selling shareholder and one or more underwriters, dealers, brokers or agents.

  Any underwriters, dealers, brokers or agents participating in the distribution of the shares may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling shareholder and/or the purchasers of shares. In addition, a selling shareholder and any such underwriters, dealers, brokers or agents may be deemed to be "underwriters" under the Securities Act. As a result, any profits on the sale of shares by them and any discounts, commissions or concessions received by any of such persons may be deemed to be underwriting discounts and commissions under the Securities Act. Those who act as underwriters, brokers, dealers or agents in connection with the sale of the shares will be selected by a selling shareholder and may have other business relationships with us and our subsidiaries or affiliates in the ordinary course of business.

  To the extent required, at any time a particular offer of shares is made by a selling shareholder, a prospectus supplement will be distributed, which will set forth:

     . the identity of, and certain other information about, the selling shareholder,

     . the aggregate amounts of shares being offered and the terms of the offering,

     .  the name or names of any underwriters, dealers or agents,

     . any discounts, commissions and other items constituting compensation from the selling shareholder, and

     . any discounts, commissions or concessions allowed or reallowed or paid to dealers.

  Such prospectus supplement and, if necessary, a post-effective amendment to the registration statement (of which this prospectus is a part) will be filed with the Securities and Exchange Commission to reflect the disclosure of additional information with respect to the distribution of the shares.

  The agreement which provided for the exchange of shares also provides that we will indemnify a selling shareholder against certain liabilities, including liabilities under the Securities Act. In addition, it provides that a selling shareholder will indemnify us against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Munger, Tolles & Olson LLP, a law firm in Los Angeles, California, has delivered to us a legal opinion as to the validity of the shares. Ronald L. Olson, a partner of Munger, Tolles & Olson LLP, is one of our directors. Mr. Olson and those attorneys at Munger, Tolles & Olson LLP who are representing us in connection with the preparation and filing of this Registration Statement beneficially own 95 shares of our Class A Common Stock and 307 shares of our Class B Common Stock.

                                    EXPERTS

  The financial statements and related financial statement schedules from our Annual Report on Form 10-K for the year ended December 31, 2000, which are incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, and have been so incorporated in reliance on the reports of such firm, given their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission's public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public from the Commission's web site at http://www.sec.gov.
                                                          ------------------
In addition, our Class A Common Stock and Class B Common Stock is listed on the New York Stock Exchange, and our reports, proxy statements and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  We have filed with the Commission a registration statement on Form S-3 (herein together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, we refer you to the Registration Statement, which you can obtain from the Commission at its public reference room or from the Commission's web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the Commission will update and supercede this information. We incorporate the following documents which we have filed with the Commission and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until the offering is completed:

  (i)  our Annual Report on Form 10-K for the year ended December 31, 2000;

  (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

  (iii) our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

  (iv)  our Quarterly Report on Form 10-Q for the quarter ended September 30,
2001;

  (v) our Current Report on Form 8-K filed with the Commission on February 28, 2001;

  (vi) our Current Report on Form 8-K filed with the Commission on August 3, 2001; and

  (vii) the description of our Class A Common Stock and our Class B Common Stock included in the Registration Statement on Form 8-A filed with the Commission on March 30, 1999.

  You may request a copy of any or all of the information that has been incorporated by reference in the prospectus, except the exhibits to such information (unless the exhibits are specifically incorporated by reference into such information), by writing us at the following address:

                    Berkshire Hathaway Inc.
                    Attn: Jerry W. Hufton
                    1440 Kiewit Plaza
                    Omaha, Nebraska 68131

  Telephone requests for such copies should be directed to Jerry W. Hufton at
(402) 346-1400.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  The following expenses of this offering will be borne by Berkshire:*

  SEC Registration Fee............................................... $32,143
  NYSE Listing Fees..................................................   5,000
  Legal Fees and Expenses............................................   3,000
  Accounting Fees and Expenses.......................................   3,000
  Miscellaneous......................................................   1,857
                                                                      -------
        Total........................................................ $45,000
_________________
* All amounts other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers.

  Section 145 of the General Corporation Law of Delaware empowers Berkshire to indemnify, subject to the standards therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of Berkshire or is or was serving as such with respect to another corporation or other entity at the request of Berkshire. Section 10 of Berkshire's By-Laws provides that Berkshire shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, indemnify directors and officers of Berkshire from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Additionally, as permitted by said Section and Berkshire's By-Laws, Berkshire has entered into indemnification agreements with each of its directors and officers. The description of such indemnification agreements in paragraphs 2 and 3 of Item 15 of our Registration Statement on Form S-3 (Registration No. 333-41686) filed with the Commission on July 18, 2000 is incorporated herein by reference.

  As permitted by Section 102 of the General Corporation Law of Delaware, Berkshire's Restated Certificate of Incorporation includes as Article Eighth thereof a provision eliminating, to the extent permitted by Delaware law, the personal liability of each director of Berkshire to Berkshire or any of its shareholders for monetary damages resulting from breaches of such director's fiduciary duty of care.

Item 16.  Exhibits.

Exhibit Number    Description of Document
- --------------    -----------------------

  5               Opinion of Munger, Tolles & Olson LLP

  23.1            Consent of Deloitte & Touche LLP

  23.2            Consent of Munger, Tolles & Olson LLP (contained in Exhibit 5)

  24              Power of attorney (see page II-3)

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

  (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on January 28, 2002.

BERKSHIRE HATHAWAY INC.

By   /s/ Marc D. Hamburg
  ------------------------------------------
         Marc D. Hamburg
  Vice President and Chief Financial Officer

                               POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Warren E. Buffett, Charles T. Munger and Marc D. Hamburg, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                               Date
- ---------                                -----                                               ----
  /s/ Warren E. Buffett                  Chairman of the Board and Director                  January 28, 2002
- ----------------------------             (principal executive officer)
Warren E. Buffett

  /s/ Marc D. Hamburg                    Vice President and Chief Financial                  January 28, 2002
- ----------------------------             Officer (principal financial officer)
Marc D. Hamburg

  /s/ Daniel J. Jaksich                  Controller (principal accounting officer)           January 28, 2002
- ----------------------------
Daniel J. Jaksich

  /s/ Charles T. Munger                  Vice-Chairman of the Board and Director             January 28, 2002
- ----------------------------
Charles T. Munger

  /s/ Susan T. Buffett                   Director                                            January 28, 2002
- ----------------------------
Susan T. Buffett

  /s/ Malcolm G. Chace                   Director                                            January 28, 2002
- ----------------------------
Malcolm G. Chace

  /s/ Walter Scott, Jr.                  Director                                            January 28, 2002
- ----------------------------
Walter Scott, Jr.

  /s/ Howard G. Buffett                  Director                                            January 28, 2002
- ----------------------------
Howard G. Buffett

  /s/ Ronald L. Olson                    Director                                            January 28, 2002
- ----------------------------
Ronald L. Olson